UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2007

GENTIVA HEALTH SERVICES, INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware (State of Incorporation)	1-15669 (Commission File No.)	36-4335801 (I.R.S. Employer Identification No.)

3 Huntington Quadrangle, Suite 200S
Melville, New York 11747-4627
(Address of principal executive offices, including zip code)

(631) 501-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

:  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

:  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

:  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

:  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Effective November 8, 2007, Gentiva Health Services, Inc. (the "Company") elected Tony Strange as its President and Chief Operating Officer. Mr. Strange, 45, had been serving as Executive Vice President of the Company and as President, Gentiva Home Health, since March 2006, following the Company's acquisition of The Healthfield Group, Inc. ("Healthfield").  Prior to joining the Company, Mr. Strange served as president and chief operating officer of Healthfield from 2001 to February 2006 and previously held a number of other senior positions with that company since 1990.

As previously disclosed in the Company's Proxy Statement for its 2007 Annual Meeting under the heading "Certain Relationships and Related Transactions," which disclosure is incorporated herein by reference, Mr. Strange, as a stockholder of Healthfield, received consideration from the Company in connection with its acquisition of Healthfield, and is a co-manager and the owner of 50% of R.T. Ventures, LLC, which currently leases aircraft to the Company.

          A press release, dated November 12, 2007, announcing Mr. Strange's election as President and Chief Operating Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       The following exhibit is filed with this report:

Exhibit No.	Description
99.1	Press Release dated November 12, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC. (Registrant)
Date: November 13, 2007	/s/ Stephen B. Paige
Stephen B. Paige Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated November 12, 2007.